

<ARTICLE> 9
<LEGEND> This schedule contains summary financial information extracted from
Form 10-Q for the period ended March 31, 1997 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<RESTATED>
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-START>                             JAN-01-1997
<PERIOD-END>                               MAR-31-1997
<CASH>                                           6,800
<INT-BEARING-DEPOSITS>                           7,169
<FED-FUNDS-SOLD>                                 6,635
<TRADING-ASSETS>                                 5,192
<INVESTMENTS-HELD-FOR-SALE>                      7,500
<INVESTMENTS-CARRYING>                               0
<INVESTMENTS-MARKET>                                 0
<LOANS>                                         66,536
<ALLOWANCE>                                      1,408
<TOTAL-ASSETS>                                 109,133
<DEPOSITS>                                      64,927
<SHORT-TERM>                                    18,173
<LIABILITIES-OTHER>                              8,158
<LONG-TERM>                                      8,514
<COMMON>                                           320
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                        290
<OTHER-SE>                                       8,175<F1>
<TOTAL-LIABILITIES-AND-EQUITY>                 109,133
<INTEREST-LOAN>                                  1,401
<INTEREST-INVEST>                                  103
<INTEREST-OTHER>                                   230
<INTEREST-TOTAL>                                 1,734
<INTEREST-DEPOSIT>                                 499
<INTEREST-EXPENSE>                                 858
<INTEREST-INCOME-NET>                              876
<LOAN-LOSSES>                                      187
<SECURITIES-GAINS>                                  25<F2>
<EXPENSE-OTHER>                                    800<F3>
<INCOME-PRETAX>                                    568
<INCOME-PRE-EXTRAORDINARY>                         568
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                       380
<EPS-PRIMARY>                                     1.19<F4>
<EPS-DILUTED>                                     1.17
<YIELD-ACTUAL>                                    4.11
<LOANS-NON>                                        257
<LOANS-PAST>                                         0
<LOANS-TROUBLED>                                     0
<LOANS-PROBLEM>                                      0
<ALLOWANCE-OPEN>                                 1,407
<CHARGE-OFFS>                                      224
<RECOVERIES>                                        38
<ALLOWANCE-CLOSE>                                1,408
<ALLOWANCE-DOMESTIC>                                 0<F5>
<ALLOWANCE-FOREIGN>                                  0<F5>
<ALLOWANCE-UNALLOCATED>                              0<F5>

<F1> Treasury stock of $403 million is included as a reduction of other stockholders' equity.

<F2> Investment securities gains/losses do not include the Corporation's equity securities gains which totaled $54 million.

<F3> Includes: salaries and employee benefits of $425 million; occupancy of $66 million; equipment rentals, depreciation and maintenance of $54 million; amortization of intangible assets of $18 million; and other expenses totaling $237 million.

<F4> EPS-Primary has been restated as a result of the Corporation adopting SFAS
     No. 128, "Earnings Per Share." EPS-Primary represents basic earnings per share.

<F5> Allowance-Domestic, Allowance-Foreign, and Allowance-Unallocated are only disclosed on an annual basis in the Corporation's Form 10-K, and are therefore not included in this Financial Data Schedule.

